                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment No.     )

Filed by the Registrant  /x/
Filed by a Party other than the Registrant  /x/

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          LITTLEFIELD, ADAMS & COMPANY
                (Name of Registrant As Specified In Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  /x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.
  / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
  / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

              1) Title of each class of securities to which transaction applies: N/A

              2) Aggregate number of securities to which transaction applies: N/A

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

              4)     Proposed maximum aggregate value of transaction:  N/A

              5)     Total fee paid: N/A

/ /    Fee paid previously with preliminary materials.

/ /    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)     Amount Previously Paid:  N/A

              2)     Form, Schedule or Registration Statement No.:  N/A

              3)     Filing Party:  N/A

              4)     Date Filed:  N/A

                          LITTLEFIELD, ADAMS & COMPANY
                             253 North First Avenue
                         Sturgeon Bay, Wisconsin 54235



                                                             April 29, 1996





Dear Shareholders:

         Last year was a difficult year for Littlefield, Adams & Company and its shareholders. The Company's former Chairman and Chief Executive Officer, John K. Stuth, suffered a debilitating heart attack only a few weeks after the Company's last annual meeting in May 1995. Additionally, the Company was faced with a significant downturn in retail apparel sales, which severely impacted the imprinted sportswear business in particular.

         The Company was badly hurt by this downturn in retail sales. However, the degree to which the Company was adversely affected by these general market conditions is something that we will no longer accept as being beyond our control. As a Company, we have learned an invaluable lesson from this experience, and have emerged much leaner and wiser. Through actions such as reducing ongoing expenses and closing the unprofitable Collegiate Pacific Division, combined with substantial improvements in the quality of our product lines, we anticipate stronger sales and higher profit margins for 1996.

         As I write this letter, the Company is launching its new Pepsi and Mountain Dew lines of T-shirts. We are very excited about these new products and the response of our customers to them. The next few months will be crucial in gauging consumer demand for the new product lines. If our expectation as to the potential of the Pepsi and Mountain Dew brands is borne out, and 1996 Harley-Davidson licensed product sales remain strong, this year's results could go a long ways in strengthening the Company's financial condition into 1997 and beyond.

         While the past two years have been extremely difficult for the Company in all respects, good things are beginning to happen. We have good employees who are working very hard towards accomplishing our Company objectives. Although we still have obstacles to overcome, keep in mind that this Company is committed to achieving sustained profitability and building solid shareholder value.

         I look forward to discussing these issues with you further at the Company's annual meeting on June 4th.



                                         David M. Simmonds
                                         Chairman & Chief Executive Officer

                          LITTLEFIELD, ADAMS & COMPANY
                             253 North First Avenue
                         Sturgeon Bay, Wisconsin 54235

                    Notice of Annual Meeting of Shareholders

                                  June 4, 1996



                                                               April 29, 1996



To the Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Littlefield, Adams & Company will be held at Leathem Smith Lodge, 1640 Memorial Drive, Sturgeon Bay, Wisconsin on June 4, 1996, at 10:00 A.M. (local time) for the following purposes:

         1.   To consider and vote upon the election of one director.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         April 9, 1996, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

         A copy of the Annual Report for 1995 is enclosed herewith.

         You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, please complete, date and sign the enclosed proxy and return it promptly.

                                           By Order of the Board of Directors




                                           David M. Simmonds
                                           Chairman




- --------------------------------------------------------------------------------

                           YOUR VOTE IS IMPORTANT

TO ENSURE A QUORUM, PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON REQUEST TO THE SECRETARY OF THE MEETING.

- --------------------------------------------------------------------------------

                          LITTLEFIELD, ADAMS & COMPANY
                             253 North First Avenue
                         Sturgeon Bay, Wisconsin 54235
                                _______________

                                PROXY STATEMENT
                                _______________

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 4, 1996
                                ________________

        This Proxy Statement and accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Littlefield, Adams & Company ("Littlefield, Adams" or the "Company"), for use at the Annual Meeting of Shareholders to be held on June 4, 1996, at 10:00 A.M. (local time) at Leathem Smith Lodge, 1640 Memorial Drive, Sturgeon Bay, Wisconsin or any adjournment thereof (the "Meeting"). Copies of this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, and the enclosed form of proxy were first mailed to shareholders on or about May 1, 1996. The principal executive office of Littlefield, Adams is located at 253 North First Avenue, Sturgeon Bay, Wisconsin 54235. The telephone number of Littlefield, Adams' principal executive office is (414) 743-8743.

        A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Meeting, the proxy will vote the shares represented thereby FOR the nominee for director set forth below, and in accordance with his best judgment on any other matters which may properly come before the Meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Meeting. Each shareholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Company, or by attending the Meeting in person and requesting the return of the proxy, in either case at any time prior to the voting of the proxy. Presence at the Meeting does not itself revoke the proxy. The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged employees of the Company may, without additional compensation therefor, solicit proxies on behalf of the Company by personal interviews, telephone or other means, as appropriate. The Company will, upon request, reimburse brokers and others who are only record holders of the Company's Common Stock for their reasonable expenses in forwarding proxy material to, and obtaining voting instructions from, the beneficial owners of such stock.

        The close of business on April 9, 1996, has been fixed as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 2,279,647 shares of Common Stock, par value $1.00 per share ("Common Stock"), issued and outstanding and entitled to vote.

        Under the rules of the American Stock Exchange, brokers who hold shares in street name have the authority to vote on certain "routine" matters when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions will be entitled to vote on the election of directors.

        Each share of Common Stock entitles the holder thereof to one vote. A majority of the shares of Common Stock issued and outstanding constitutes a quorum. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast in favor of or withheld from the nominee. The affirmative vote of a plurality of the votes cast at the Meeting will be necessary for the election of directors. Votes that are withheld will be excluded entirely from the vote for the election of directors and will have no effect.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as to each person who, to the knowledge of the Board of Directors, as of April 9, 1996, was the beneficial owner of more than 5% of the issued and outstanding Common Stock of the Company:

NAME AND ADDRESS OF                                         NUMBER OF SHARES                     PERCENT OF
  BENEFICIAL OWNER                                          OF COMMON STOCK                       CLASS (1)
- -------------------                                         ---------------                      ----------

Ronald Weiner                                                   289,750 (2)                        12.7%
10460 W. Pico Boulevard
Los Angeles, CA 90064

Paul S. Rosenblum                                               378,200 (3)                        16.6%
R & L Equity Partners
P.O. Box 23568
Harahan, LA 70183

John K. Stuth                                                   358,018 (4)                        13.9%
253 N. 1st Avenue
Sturgeon Bay, WI 54235

- ---------------
(1) Based on 2,279,647 shares of Common Stock issued and outstanding on the Record Date (excluding 16,498 treasury shares).

(2) Consists of 159,450 shares held by Ronald Weiner as Trustee of the Weiner Family Trust and 130,300 shares held in Mr. Weiner's IRA account.

(3) Consists of 249,600 shares held by Mr. Rosenblum and 128,600 shares held by R & L Equity Partners, a Louisiana general partnership of which Mr. Rosenblum is a general partner and is the sole managing general partner.

(4) Consists of 42,500 shares held jointly with Mr. Stuth's spouse, 15,518 shares issued to Mr. Stuth pursuant to the Company's Incentive Plan, and 300,000 shares issuable upon exercise of currently exercisable stock options ("Options") granted under the Company's Incentive Plan at an exercise price of $6.125 per share. Such Options will, if not exercised, expire on July 12, 1996. Mr. Stuth was issued the Options and shares of Common Stock under the Incentive Plan in his capacity as President and Chief Executive Officer of the Company, offices he held until May 30, 1995. Under the terms of an agreement to settle certain litigation (the "Settlement Agreement"), Mr. Stuth has agreed to relinquish back to the Company 5,000 shares of Common Stock and 50,000 Options. See "Certain Transactions - Charlotte E. Picard, Derivatively on Behalf of Littlefield, Adams & Company v. Curtis A. Younts, Jr. et al."

         The following table sets forth certain information, as of the Record Date, concerning shares of the Company's Common Stock owned of record or beneficially by each director of the Company, by the nominee for election as a director, by each of the Named Officers (as defined below under "Management Compensation-Summary Compensation Table"), and by all executive officers and directors of the Company as a group:


NAME OF                                                NUMBER OF SHARES                           PERCENT OF
BENEFICIAL OWNER                                           OF STOCK (1)                             CLASS (2)
- -------------------                                   ---------------------                       -----------
Michael J. Gilson                                              15,000 (3)                             *
William E. Goettelman                                          15,000 (4)                             *
Stanley I. Halbreich                                          112,064 (5)                           4.9%
David M. Simmonds                                              10,000 (6)                             *

ALL EXECUTIVE OFFICERS AND DIRECTORS
   AS A GROUP (INCLUDES 4 PERSONS)                            152,064 (7)                           6.6%

- ---------------
*   Less than 1%

(1) Unless otherwise indicated, each of the parties listed has sole voting and investment power over the shares of Common Stock owned. The number of shares of Common Stock indicated includes in each case the number of shares of Common Stock issuable upon exercise of Options granted under the Company's Incentive Plan to the extent that such Options are currently exercisable. For purposes of this table and its footnotes, Options are deemed to be "currently exercisable" if they may be exercised within 60 days following the date of this Proxy Statement. The number of shares indicated also includes, where applicable, the number of shares of Common Stock issued to certain directors and executive officers under the Incentive Plan. Although in certain cases, as indicated in the following footnotes, such shares are not fully vested, the full number of such shares are included in the table since the holder has the right to vote both the vested and unvested portion of such shares.

(2) Based on 2,279,647 shares of Common Stock issued and outstanding on the Record Date (excluding 16,498 treasury shares). In addition, treated as outstanding for the purpose of computing the percentage ownership of each director or executive officer and of all executive officers and directors as a group, as the case may be, are shares of Common Stock issuable to such individual or group upon exercise of Options to the extent currently exercisable.

(3) Consists of 5,000 shares held in Mr. Gilson's IRA account and 5,000 shares issued to Mr. Gilson pursuant to the Incentive Plan, of which 3,334 shares are vested, and 5,000 shares issuable upon the exercise of Options.

(4) Consists of 2,500 shares held in Mr. Goettelman's IRA account, 2,500 shares held jointly with his wife and 5,000 shares issued to Mr. Goettelman pursuant to the Incentive Plan, of which 3,334 shares are vested, and 5,000 shares issuable upon the exercise of Options.

(5) Consists of 111,272 shares held directly by Mr. Halbreich and 792 shares held in Mr. Halbreich's IRA account. Under the terms of the Settlement Agreement, Mr. Halbreich has agreed to relinquish back to the Company 5,000 shares of Common Stock. See "Certain Transactions - Charlotte E. Picard, Derivatively on Behalf of Littlefield, Adams & Company v. Curtis A. Younts, Jr. et al."

(6) Consists of 5,000 shares issued to Mr. Simmonds pursuant to the Incentive Plan, of which 3,334 shares are vested, and 5,000 shares issuable upon the exercise of Options.

(7) Includes 15,000 shares issued pursuant to the Incentive Plan, of which 10,002 shares are vested, and 15,000 shares issuable upon the exercise of Options.

                             ELECTION OF DIRECTORS

        The Company's Restated Certificate of Incorporation provides for the Board of Directors to be divided into three classes, each class to contain as nearly as possible one-third of the whole number of directors (Class I, Class II and Class III). The directors in Class I will serve until the Annual Meeting of Stockholders for 1998; the directors in Class II will serve until the Annual Meeting of Stockholders for 1996 and the directors in Class III will serve until the Annual Meeting of Stockholders for 1997. The term of office for each class of directors is three years. Two directors for Class II are to be elected at the Annual Meeting and, when elected, will serve until the Annual Meeting of Stockholders for 1999 and until the election and qualification of his successor. The Company's officers, including the executive officers all serve at the pleasure of the Board of Directors.

        It is the intention of the Board of Directors to nominate at the Annual Meeting Stanley I. Halbreich for re-election to the Board of Directors for a three year term. In the event that Mr. Halbreich should become unavailable for election for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee as the Board of Directors may designate. The proxies in the accompanying form, duly returned to the Board of Directors, can only be voted for one director to be elected at the Annual Meeting.

                 The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each executive officer and director of the Company (i) his name and age; (ii) his principal position with the Company; (iii) his principal occupation or employment, if different; (iv) the month and year in which he began to serve as an officer or director; and
(v) the class of director to which he belongs.

                                    CLASS I

          (TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS FOR 1998)

                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

                                    PRESENT POSITION               PRINCIPAL OCCUPATION OR
NAME (AGE)                          WITH LITTLEFIELD, ADAMS        EMPLOYMENT, IF DIFFERENT        DIRECTOR SINCE
- ----------                          ------------------------       ------------------------        --------------
William E. Goettelman (47)(1)               Director               President and Chief                August 1994
                                                                     Executive Officer, Free
                                                                     Lance Sales, Ltd.


                                    CLASS II

          (TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS FOR 1996)

                  ONE DIRECTOR IS TO BE ELECTED TO THIS CLASS

                                    PRESENT POSITION               PRINCIPAL OCCUPATION OR
NAME (AGE)                          WITH LITTLEFIELD, ADAMS        EMPLOYMENT, IF DIFFERENT        DIRECTOR SINCE
- ----------                          ------------------------       ------------------------        --------------
Michael J. Gilson (48)(1)(2)        Director                       Vice President, Baylake            May 1994
                                                                     Bank

Stanley I. Halbreich (65)           Treasurer and Chief            January 1993
                                      Financial Officer
                                      Director

                                   CLASS III

          (TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS FOR 1997)

                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

                                    PRESENT POSITION               PRINCIPAL OCCUPATION OR
NAME (AGE)                          WITH LITTLEFIELD, ADAMS        EMPLOYMENT, IF DIFFERENT        DIRECTOR SINCE
- ----------                          ------------------------       ------------------------        --------------
David M. Simmonds (45)              Chairman and Chief                                             August 1994
                                     Executive Officer;
                                     Director

- ---------------
(1)  Member of the Audit Committee and the Incentive Compensation Committee.
(2) Mr. Gilson, whose term as a director will expire at the Annual Meeting, has decided not to seek re-election.


    BIOGRAPHICAL INFORMATION OF EXECUTIVE OFFICERS AND CONTINUING DIRECTORS

       William E. Goettelman was elected a director on August 22, 1994. Since 1988, Mr. Goettelman has been President and Chief Executive Officer of Free Lance Sales, Ltd., a privately-held company which produces point of purchase and special event banners, specialty point of purchase signage, and imprinted sportswear. From 1989 until 1992, Mr. Goettelman also served as Vice President and Treasurer of Pudgy Seagull Restaurants, Inc. (family style restaurants).

       Stanley I. Halbreich has served as a director of Littlefield, Adams since March 1993 as Chief Financial Officer since June 26, 1995 and as Treasurer since July 12, 1995. From 1985 through June 1995, Mr. Halbreich had been Chief Executive Officer of Sports Imprints, Inc. d/b/a Fun Wear, a former subsidiary of the Company, acquired in January 1993, that was merged into the Company on June 30, 1995. He also served as President of S.I.H. Sales Corporation from 1976 until May 1991. In July 1991 Sports Imprints, Inc. and S.I.H. Sales Corp. entered into a plan of reorganization with its creditors and a bank pursuant to Chapter 11 of the United States Bankruptcy Code. Mr. Halbreich was nominated for election to the Board of Directors pursuant to the reorganization agreement whereby the Company acquired Sports Imprints, Inc., which obligates Littlefield, Adams to nominate one person designated by Sports Imprints, Inc. until at least the end of 1995.

       David M. Simmonds, Chairman and Chief Executive Officer of Littlefield, Adams, has been a director of the Company since August 1994. Mr. Simmonds became Chief Executive Officer of the Company on April 12, 1996. He had previously served as Chairman and Co-Chief Executive Officer from March 5, 1996 to April 12, 1996; as Interim Chairman, President and Chief Executive Officer from July 12, 1995 to March 5, 1996; and as President from May 30, 1995 to March 5, 1996. Prior to his election as an officer of the Company, Mr. Simmonds had since 1976 been an attorney in private practice. Mr. Simmonds continues to serve as general counsel to the Company.

MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held fourteen meetings during 1995. All incumbent directors attended 75% or more of the total number of meetings of the Board and of the committees of which they were members held during the period they were directors or members of such committees, as the case may be, either in person or by telephone conference.

         The Board of Directors has established the Incentive Compensation Committee, and the Audit Committee. There is no formal nominating committee; the Board of Directors performs this function. The Board of Directors had previously established an Executive Committee and a Compensation Committee both of which were dissolved in July 1995.

         The members of the Audit Committee are Michael J. Gilson and William
E. Goettelman, neither of whom is an employee or officer of the Company or any of its subsidiaries. The Audit Committee consults with the auditors of the Company and such other persons as the members deem appropriate, reviews the preparations for and scope of the audit of the Company's annual financial statements, makes recommendations as to the engagement and fees of the independent auditors, and performs such other duties relating to the financial statements of the Company as the Board of Directors may assign from time to time. The Audit Committee met once during 1995.

         The Incentive Compensation Committee has all of the powers of the Board of Directors in respect of any matters relating to the establishment and administration of the Company's incentive plans. The members of the Incentive Compensation Committee are Michael J. Gilson (Chairman) and William E. Goettelman. The Incentive Compensation Committee met once during 1995.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports furnished to the Company by such Reporting Persons, the Company believes that during the year ended December 31, 1995, all of the Reporting Persons complied with their Section 16(a) filing requirements with respect to their ownership of the Company's Common Stock, except as follows. Ronald Weiner failed to file by their respective due dates an Initial Statement of Beneficial Ownership ("Form 3"), reporting his ownership of more than ten percent of the Company's Common Stock, and eight Statements of Changes of Beneficial Ownership ("Forms 4") for the months of August, September, October and November 1995 and for March, April, May and June 1995, all of which Forms 3 and 4 have subsequently been filed. Paul S. Rosenblum failed to file by their respective due dates an Initial Statement of Beneficial Ownership ("Form 3"), reporting his ownership of more than ten percent of the Company's Common Stock, and six Statements of Changes of Beneficial Ownership ("Forms 4") for the months of February, March, April, May, June and July 1995. Such Form 3 and a Form 4 reporting transactions in the months of February - July 1995 have subsequently been filed. Messrs. Gilson, Goettelman and Simmonds failed to file by their due date Annual Statement of Beneficial Ownership ("Form 5") reporting the grant to each of them by the Company of 5,000 Options exercisable at a price of $6.875 per share. Such Forms 5 have subsequently been filed.


DIRECTORS' FEES

         A director who is not an employee of the Company is reimbursed for his out-of-pocket expenses incurred in connection with his service as director, including travel expenses, and is eligible to participate in Littlefield, Adams's Incentive Plan. The Incentive Plan provides for an initial grant to non-employee directors of 5,000 shares of the Company's Common Stock, vesting one-third as of the date of grant and an additional one-third on the first and second anniversary of the date of the grant, and an annual grant of options covering 5,000 shares of Common Stock with an exercise price equal to the fair market value of a share of Common Stock as of the date of grant. The Company also pays directors who are not employees of the Company a fee of $5,000 per year. Certain directors have been issued shares of the Company's Common Stock in consideration of their services. See "Certain Transactions."

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chairman, President and Chief Executive Officer, the individual who served as the Company's President and Chief Executive Officer prior to May 30, 1995, and each of the Company's two other most highly compensated executive officers whose annual cash compensation was $100,000 or more (collectively, the "Named Officers"), based on salary and bonus earned during 1995.

                                                                                   LONG-TERM COMPENSATION
                                                                            ----------------------------------

                                                 ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                                        ----------------------------------  ------------------------     --------
                                                                  OTHER
                                                                  ANNUAL      RESTRICTED                           ALL OTHER
                                                                  COMPEN-        STOCK                    LTIP       COMPEN-
 NAME AND PRINCIPAL                                               SATION       AWARD(S)      OPTIONS/    PAYOUTS     SATION
      POSITION                  YEAR    SALARY ($)   BONUS ($)    ($)(1)          ($)         SARS(#)      ($)       ($)(1)
- --------------------            ----    ----------   ---------    ------      -----------     -------    -------   ------------
David M. Simmonds (2)           1995     $109,848       -0-         -0-           -0-          5,000       -0-         -0-
   Chairman and
   Chief Executive Officer

John K. Stuth (3)               1995     $41,667        -0-         -0-           -0-           -0-        -0-         -0-
 Former Chairman, President     1994     $41,667        -0-         -0-        $153,125       300,000      -0-         -0-
 and Chief Executive Officer    1993       -0-          -0-         -0-           -0-           -0-        -0-         -0-

Stanley I. Halbreich            1995     $100,000     $49,013       -0-           -0-           -0-        -0-         -0-
 Chief Financial Officer        1994     $100,000     $49,200       -0-           -0-           -0-        -0-         -0-
                                1993     $100,000     $49,200       -0-           -0-           -0-        -0-         -0-

Jerrold Luloff (4)              1995     $150,000     $48,095       -0-           -0-           -0-        -0-         -0-
 Former President of Sports     1994     $100,000     $49,200       -0-           -0-           -0-        -0-         -0-
 Imprints, Inc.  and of the     1993     $100,000     $49,200       -0-           -0-           -0-        -0-         -0-
 Apparel Group of Littlefield,
 Adams & Company

- ---------------

(1) The dollar value of perquisites and other personal benefits for each of the Named Officers was less than established reporting thresholds.

(2) Mr. Simmonds became an officer of the Company on May 30, 1995 and an employee of the Company on June 15, 1995. Salary amount excludes $82,500 paid to Mr. Simmonds for legal services prior to Mr. Simmonds becoming an employee of the Company. See "CERTAIN TRANSACTIONS - Other Transactions."

(3)  Mr. Stuth ceased to be an officer of the Company on May 30, 1995.

(4)  Mr. Luloff ceased to be an officer and employee of the Company in April
     1996.

OPTION/SAR GRANTS DURING 1995

         The following table sets forth, for each of the Named Officers, information regarding individual grants of options made in the last fiscal year, and their potential realizable values.

                                                                                           POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION FOR
                                    INDIVIDUAL GRANTS                                      OPTION TERM
 ----------------------------------------------------------------------------------------  -----------------------

                                      % OF TOTAL
                                      OPTIONS GRANTED    EXERCISE OR
                       OPTION         TO EMPLOYEES IN    BASE PRICE         EXPIRATION
 NAME                  GRANTED        FISCAL YEAR        ($/SH)             DATE           5% ($)       10% ($)
 ----                  --------       ---------------    -----------        ----------     -------      -------
 David M. Simmonds     5,000 (1)      28.6% (1)          $6.875             5/9/05         $21,619      $54,785

__________________________________________________

  (1) Options to purchase 5,000 shares of the Company's common stock were granted to Mr. Simmonds as a non-employee director in accordance with the Company's Incentive Plan prior to Mr. Simmonds becoming an officer and employee of the Company.


AGGREGATED OPTION/SAR EXERCISES DURING 1995 AND FISCAL YEAR END OPTION/SAR
VALUES

         The following table provides information related to Options exercised by the Named Officers during 1995 and the number and value of unexercised Options held by the Named Officers at year-end. Littlefield, Adams does not have any outstanding stock appreciation rights.


                                                                                                         VALUE OF UNEXERCISED
                                                                      NUMBER OF UNEXERCISED                  IN-THE-MONEY
                                                                          OPTIONS/SARS AT                    OPTIONS/SARS
                                                                     FISCAL YEAR-END (#)                    AT FISCAL YEAR-END ($)
                                                                  ------------------------          --------------------------------

                         SHARES ACQUIRED
 NAME                    ON EXERCISE (#)    VALUE REALIZED ($)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
 ----                    ---------------    ------------------    -----------     -------------    -----------      -------------
 David M. Simmonds             -0-                  -0-               5,000               -0-           -0-               N/A
 John K. Stuth                 -0-                  -0-             300,000               -0-           -0-               N/A




COMPENSATION OF JOHN K. STUTH

         In August 1994, the Board of Directors agreed to provide the following compensation package to John K. Stuth, who had not been compensated for his services as an executive officer since his election as President and Chief Executive Officer in April 1994: $100,000 per annum in cash compensation; the grant of 25,000 shares of Common Stock under the Incentive Plan in each of the following three years; and the grant of fully vested options to purchase 300,000 shares of Common Stock under the Incentive Plan, exercisable at an exercise price equal to the quoted price of Common Stock on the date of grant. In determining the number of shares of Common Stock subject to stock options to be granted to Mr. Stuth, the Board considered the benefits to be derived by the Company and its shareholders from the services of Mr. Stuth, the cash flow situation of the Company (which led the Board to allocate a significant portion of Mr. Stuth's package to non-cash compensation) and the fact that Mr. Stuth had originally requested that he be granted options exercisable for 200,000 shares of Common Stock at a time when the quoted price of a share of Common Stock was approximately $4.50. In view of the increase in the quoted price of the Common Stock from $4.50 to approximately $7.50 at the time of the Board's deliberations, and the Board's desire to issue options to Mr. Stuth at the quoted price on the date of grant rather than at $4.50 (which would result in a charge against the Company's earnings), the Board increased the number of shares subject to the options in order to compensate Mr. Stuth for the loss of the opportunity to have options granted at the $4.50 price. The Board did not apply any mechanical formula in determining the number of shares of Common Stock to be subject to the options to be granted to Mr. Stuth. Although such consultants did not recommend any particular compensation package for Mr. Stuth, management consulted on an informal basis with Hay Management Consultants, a consulting firm based in Atlanta, in connection with designing Mr. Stuth's package.

EMPLOYMENT AGREEMENTS WITH STANLEY I. HALBREICH AND JERROLD LULOFF

         Sports Imprints, Inc., formerly a wholly-owned subsidiary of the Company that has since been merged into the Company, entered into Employment Agreements with each of Stanley I. Halbreich, formerly Chairman and Chief Executive Officer of Sports Imprints, Inc. and currently Treasurer and Chief Financial Officer of the Company, and Jerrold Luloff, formerly President of Sports Imprints, Inc. and of the Company's Apparel Group. The foregoing Employment Agreements were for initial terms ending December 31, 1995, automatically renewing thereafter on a year to year basis unless either party to an Employment Agreement elects not to renew. The Company may also terminate the Employment Agreement for "cause" (as defined) or upon the discontinuance of its business. The Employment Agreements terminate automatically in the event of death or permanent disability. Each of the Employment Agreements provided for the payment of an annual base salary of $100,000, plus an annual bonus equal to 9% of the first $500,000 of Sports Imprints, Inc.'s calendar year pre-tax earnings, subject to non-refundable monthly draws in anticipation thereof of $4,100. By mutual agreement, Mr. Luloff's Employment Agreement was terminated on March 5, 1996, and Mr. Luloff ceased to be an employee of the Company on April 5, 1996.



                        REPORT ON EXECUTIVE COMPENSATION

         Decisions regarding 1995 compensation of the Company's executives were made by the Board of Directors.

         Pursuant to rules adopted by the Securities and Exchange Commission, set forth below is a report submitted by the Company's Board of Directors addressing the Company's compensation policies for 1995 as they affected the Company's executive officers generally and, in particular, as they affected John K. Stuth, who served as the Company's Chief Executive Officer until May 30, 1995, and David M. Simmonds, who served as the Company's Chief Executive Officer following May 1995.

COMPENSATION POLICIES REGARDING EXECUTIVE OFFICERS

         Compensation paid to the Company's executive officers during 1995 (the term "executive officers" being deemed to include certain executive officers of the Company's subsidiaries) was determined for the most part in accordance with the requirements of an agreement (the "Sports Imprints Agreement") whereby the Company acquired Sports Imprints, Inc. This agreement requires the payment to specified executive officers of Sports Imprints, Inc. of a base salary, plus an annual bonus equal to a specified percentage of the calendar year pre-tax earnings of Sports Imprints, Inc., subject to a minimum bonus amount payable in any event. The Committee believes that the amounts required to be paid to such executive officers pursuant to this agreement are consistent with the prevailing levels of compensation paid by the Company's competitors for executives in comparable positions.

         With respect to executives whose compensation was not negotiated in connection with the acquisition of a business, the Company's executive compensation policies during 1995 were intended to provide competitive levels of compensation in order to attract and retain qualified executives, and to recognize individual contributions to the successful achievement of the Company's business objectives. Compensation paid the Company's executive officers for 1995 consisted primarily of base annual salary and bonuses (determined in accordance with the provisions of the Sports Imprints Agreement). In determining such compensation, the prevailing levels of compensation paid by the Company's competitors, as well as the individual contributions to the Company which each of the executives has made and would be expected to make in the future are considered on an informal basis.

         It is intended that the Incentive Plan be utilized to provide long-term incentives to executive officers by enabling them to share in the future growth of the Company's business. The Board believes that stock-based performance compensation arrangements are beneficial in aligning managements' and shareholders' interests in the enhancement of shareholder value over the long-term. Options granted pursuant to the Incentive Plan will generally have exercise prices equal to the market price of the Company's Common Stock on the date the Options are granted, in the case of executive officers will typically vest over a period determined in each case by the Incentive Compensation Committee, and with limited exceptions will be exercisable only during an executive officer's tenure with the Company and for twelve months thereafter. Thus, values which may be realized by an executive officer upon exercise of options will generally result directly from appreciation in the Company's stock price following the grant of the option. The Committee believes that by making infrequent option grants potentially exercisable for a significant number of shares, an optionee will be motivated to generate potential gains by working to steadily increase the Common Stock's price over the long term, to a greater extent than if the same number of options were granted over the same period in smaller annual installments, because the exercise prices of the annual grants would increase in tandem with increases in the Company's stock price.

1995 COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Regulations of the Securities and Exchange Commission require disclosure of the bases for compensation reported for Mr. Stuth, who served as Chief Executive Officer prior to May 30, 1995, and of Mr. Simmonds, who served as Chief Executive Officer following May 30, 1995.

         The decisions with respect to 1995 compensation paid to Mr. Stuth were based on the factors discussed above applicable to the Company's executive officers whose compensation was not negotiated in connection with the acquisition of a business. The subjective and other factors considered in determining such compensation are discussed under "Management Compensation - Compensation of John K. Stuth."

         During 1995, Mr. Simmonds was paid $109,848 as compensation for serving as the Company's President since May 30, 1995, and as Chief Executive Officer since July 12, 1995. Mr. Simmonds' compensation was based on a determination by the Company's Board of Directors that this level of compensation was fair and reasonable in light of the duties and responsibilities Mr. Simmonds was being asked to perform and assume as the Company's President and Chief Executive Officer. In making this determination, the Company's Board of Directors also considered a report on executive compensation prepared by the Company's outside auditor, Arthur Andersen LLP. The recommendations in such report were based on financial projections that the Company did not meet in 1995; however, the actual compensation paid by the Company to Mr. Simmonds was substantially less than the recommendations in the report.

SUBMITTED BY THE BOARD OF DIRECTORS:

                                                  Michael J. Gilson
                                                  William E. Goettelman
                                                  Stanley I. Halbreich
                                                  David M. Simmonds


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1995, the Company's last completed fiscal year, John K. Stuth, until May 1995 the Chairman, President and Chief Executive Officer of the Company, served together with Michael J. Gilson and William E. Goettelman, who are not officers or employees of the Company, on the Compensation Committee of the Company's Board of Directors.

                              CERTAIN TRANSACTIONS

SEC INVESTIGATION

         The Company was the subject of a formal order of private investigation pursuant to Section 20(a) of the Securities Act of 1933 and Section 21(a) of the Securities Exchange Act of 1934. The Company has been advised that the Securities and Exchange Commission (the "Commission") investigated whether stock was sold that was neither registered nor exempt from registration, whether misstatements were made in connection with the sale or purchase of the Company's securities, the adequacy of the Company's accounting procedures and reporting, and other matters to determine if there has been a violation of federal securities laws or regulations. On April 5, 1995, the Company publicly announced that its Board of Directors had passed a resolution authorizing the Company to enter into a consent decree with the Commission. The consent decree, approved by the Commission and entered by the United States District Court on June 25, 1995, was entered in conjunction with the filing by the Commission of an enforcement proceeding against the Company and others. Entry of the consent decree fully settles all claims by the Commission against the Company. All such claims by the Commission relate to matters alleged to have occurred while the Company was under the control of Curtis A. Younts, Jr. Mr. Younts was removed from those positions and was relieved of all operating authority on June 15, 1994. Since June 15, 1994, the Company, which neither admits nor denies liability, has fully cooperated with the Commission in the conduct of its investigation. The Company intends to continue that cooperation during the pendency of the Commission's action against others.

SECURITIES CLASS ACTION

         The Company and certain of its current and past officers and directors, and others, have been named as defendants in three actions brought by individual plaintiffs, purportedly representing persons who purchased securities of the Company during a total period running from July 1, 1991 through May 17, 1994. These three actions were filed by the plaintiffs on July 22, 1993, August 13, 1993 and March 16, 1994. These actions have been consolidated for discovery and pretrial purposes in the United States District Court for the Western District of Texas and are captioned In re Littlefield, Adams & Co. Securities Litigation, Civil Action No. SA 93 CA 0561 ("Consolidated Action"). The plaintiffs allege that the Company and certain of its current and past officers and directors, and others, violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10(b)-5 promulgated thereunder, as a result of alleged misrepresentations and omissions in connection with the annual report for 1992, the 1993 quarterly reports, and certain press releases. The complaint also alleges a claim for treble-damages under the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C. Sec. 1964. The amount of damages sought is not specified. On February 21, 1995, the Company reached an agreement with the plaintiffs to settle these claims, as well as certain related claims involving other parties. Under the terms of this agreement, which is subject to court approval, the Company will issue $1,400,000 in value of Common Stock and pay $210,000 in cash to the members of the class to settle the claims brought by the securities plaintiffs. However, the Company will receive $360,000 from the settlement of a related matter. In return, the Company will receive releases from the plaintiffs and the other defendants. Management of the Company believes such settlement is in the best interests of all shareholders. On April 3, 1996, the Court issued an Order Preliminarily Approving Class and Derivative Settlements and Providing for Notice.

CHARLOTTE E. PICARD, DERIVATIVELY ON BEHALF OF LITTLEFIELD, ADAMS & COMPANY, V. CURTIS A. YOUNTS, JR. ET AL.

         This action was filed in the United States District Court, Western District of Texas on June 29, 1994. The Company is named as a nominal defendant. The complaint alleges that certain current and former officers and directors of the Company, some of the Company's former lawyers and the Company's former auditors "damaged LFA by causing or permitting LFA to commit securities fraud and by damaging or destroying the Company's reputation." The parties to this action, with the exception of certain of the Company's former lawyers, have agreed to settle this action. Under the terms of this agreement, which is subject to court approval, the Company's former auditors will pay $130,000 to the Company and the Company will issue $50,000 in Common Stock to those former auditors in settlement of claims for fees. In addition, (1) John
K. Stuth, the Company's former Chairman, President and Chief Executive Officer, will relinquish back to the Company rights that he has to 5,000 shares of Common Stock and rights that he has to an option to acquire 50,000 shares of Common Stock; (2) Director Stanley Halbreich currently the Company's Treasurer and Chief Financial Officer, will relinquish back to the Company rights that he has to 5,000 shares of Common Stock; and (3) former President Wade Hudman will return 1,000 shares of Common Stock to the Company. On April 3, 1996, the Court issued an Order Preliminarily Approving Class and Derivative Settlements and Providing for Notice

ATKISSON V. LITTLEFIELD, ADAMS & COMPANY AND CURTIS A. YOUNTS, JR.

         The Company and Curtis A. Younts, Jr., a former chief executive officer of the Company, have been named as defendants in an action filed on October 15, 1995 by A. Carroll Atkisson in the United States District Court for the Western District of Virginia, Cause No. 95-1107-R. Atkisson was the owner of a company known as Personal Screening, Inc. In approximately 1991, Atkisson transferred all of his stock in Personal Screening, Inc. to Littlefield, Adams, in exchange for shares of Littlefield Adams. Subsequently, Personal Screening, Inc. was merged into Collegiate Pacific. Thereafter, Atkisson served, for a period of time, as a director of Littlefield, Adams and officer of Collegiate Pacific.

         Atkisson alleges that the Company has wrongly deprived him of a total of 52,500 (post-split) shares of Littlefield, Adams stock, to which he claims he is entitled in compensation for services rendered as a director, pursuant to an alleged stock option agreement, and otherwise. He alleges that he is entitled to damages, in lieu of the referenced stock, of approximately $370,000. He also alleges that he is entitled to damages of $16,000, which he claims to be owed by virtue of the Company's breach of an employment agreement under which the Company allegedly promised to pay him $4,000 per month salary for four months in 1993, but failed to do so. In an apparently separate claim, he alleges what appears to be a claim for compensatory damages of not less than $600,000. Atkisson's complaint seeks judgment of $1,000,000.

         The Company answered and filed a counterclaim on December 22, 1995. The Company denies Atkisson's allegations against it, denies that it is indebted to Atkisson in any amount and contends that it is entitled to recovery against Atkisson on its counterclaims. In its counterclaim, the Company asserts causes of action for breach of fiduciary duty, negligence, fraud, conspiracy and violation of the Texas Deceptive Trade Practices Act. No substantive motions have been decided. Discovery has just commenced. No trial date has been set. Based on the Company's belief that the plaintiff's claims against it lack merit, the Company does not expect the outcome of this litigation will have a material adverse effect on the Company's financial position or results of operation.

LITTLEFIELD, ADAMS & COMPANY V. YOUNTS

         This action was filed on June 15, 1994, in the Texas District Court in the 57th Judicial District, Bexar County, Texas, by the Company against its former Chairman, Curtis A. Younts, Jr., his wife, and various of their affiliated entities seeking the immediate repayment of $912,000 and other alleged amounts to have been misappropriated by the defendants. Younts filed a counterclaim against the Company seeking compensation for an unstated amount for services and expense funds he claims to have provided the Company. The Company denied that it owes any amount to Younts. As a result of Younts agreeing to contribute $330,000 to settle the class action litigation described above, all of the parties have agreed to dismiss their claims and provide mutual releases of liability. This agreement is subject to the final judicial approval of the Class and Derivative settlements described above.

CURTIS A. YOUNTS, JR. V. LITTLEFIELD, ADAMS & COMPANY

         This action was filed on June 16, 1994, in the Texas District Court, 169th Judicial District, Bell County, Texas, against the Company and one of its officers by its former Chairman, Curtis A. Younts, Jr. Mr. Younts seeks an unspecified amount for the reasonable value of his services, allegedly rendered on behalf of the Company since 1991. The Company denied that it owes any amount to Younts. As a result of Younts agreeing to contribute $330,000 to settle the class action litigation described above, all of the parties have agreed to dismiss their claims and provide mutual releases of liability.

INDEBTEDNESS OF CURTIS A. YOUNTS, JR. AND RELATED PARTIES

         In January 1994, Curtis A. Younts, Jr., at that time Chairman, President and Chief Executive Officer of the Company, and his wife, individually or on behalf of certain companies controlled by them, signed promissory notes due June 30, 1994, payable to the Company in the aggregate amount of $912,000. These notes reflected unauthorized advances to Mr. Younts and companies controlled by him during prior years. Except for a note in the principal amount of $152,000 by CY Land and Cattle Company (see below), these notes were not paid when due. As a result of Younts agreeing to contribute $330,000 to settle the class action litigation described above, the Company will dismiss its claims with respect to the indebtedness described below and release Mr. Younts, his wife and certain companies controlled by them from liability. See "Littlefield, Adams & Company v. Younts" above.

         Mr. Younts personally executed a promissory note in the amount of $315,000. San Antonio Tent, Inc. ("SAT"), a company controlled by Mr. Younts, executed a promissory note in the amount of $445,000. Mr. Ronald E. Hendrix, formerly a director, Secretary and Treasurer of the Company, was a shareholder, an officer and a director of San Antonio Tent, Inc. SAT has filed for bankruptcy under Chapter 7 of the Bankruptcy Code, and the Company has reduced on its books the net account receivable represented by this note to $75,000, which represents the estimated amount collectible from SAT based on its assets. Win Industries, Inc. d/b/a CY Land and Cattle Company, a company controlled by Mr. Younts and his wife, executed a promissory note in the amount of $152,000, which was recorded as repaid by the second quarter of 1994.

ISSUANCES OF COMMON STOCK TO OFFICERS AND DIRECTORS

         In January 1993, the Company issued 67,500 shares (as adjusted) of Common Stock to each of Stanley I. Halbreich and Jerrold Luloff as the initial installment of consideration payable for the acquisition by the Company of Sports Imprints, Inc. In November 1994, the Company issued an additional 9,178 shares of Common Stock to each of Messrs. Halbreich and Luloff as additional consideration calculated in accordance with the provisions of the reorganization agreement whereby the Company acquired Sports Imprints, Inc. Pursuant to such reorganization agreement, the Company issued an additional 23,044 shares of Common Stock to Mr. Halbreich in July 1995 and may issue up to 23,044 additional shares to Mr. Luloff. There is no further additional consideration payable by the Company for the acquisition of Sports Imprints, Inc.

OTHER TRANSACTIONS

         During 1995, the Company paid approximately $33,000 in sales commissions to John Stuth Associates, Inc. (JSA, Inc.), a sales and marketing company founded by John K. Stuth, former Chairman of the Board of Directors, Chief Executive Officer and President of Littlefield, Adams & Company. The relationship between the Company and JSA, Inc. has been terminated. In January, 1996, JSA, Inc. made demand on the Company for $67,000 in sales commissions allegedly owed. The Company believes that there is no legal basis for the demand and has so advised JSA, Inc.

         During May, 1995, John K. Stuth, former Chairman of the Board of Directors, Chief Executive Officer and President, and Warren L. Rawls, Secretary and former Chief Financial Officer, sold back to the Company 9,482 and 3,208 shares, respectively, of the Company's common stock, for approximately $51,000 and $17,000 respectively. The shares had been received by Mr. Stuth and Mr. Rawls as stock grants under the Company's Stock Incentive Plan, and were returned to the Company's treasury.

         In connection with Mr. Stuth's termination as an officer and employee of the Company, the Company has agreed to pay to Mr. Stuth $50,000 during 1996.

         In 1995, the Company paid a total of $82,500 for legal services rendered to it by Mr. Simmonds prior to Mr. Simmonds becoming an employee of the Company on June 15, 1995. Mr. Simmonds has been a director of the Company since August 1994 and an officer of the Company since May 30, 1995.

STOCK PERFORMANCE CHART

         The line graph set forth below compares the cumulative total shareholder return on Littlefield, Adams Common Stock with that of the Standard & Poor's Composite Index ("S&P 500") and Standard & Poor's Textile Apparel Manufacturers Index ("S&P Textile-Apparel Mfr") for the five years ended December 31, 1995. The comparison assumes $100 was invested on December 31, 1990 in Littlefield, Adams Common Stock and in each of the foregoing indices and that all dividends paid by companies included in each index were reinvested. Littlefield, Adams Common Stock was suspended from trading on the American Stock Exchange from March 31, 1994, until May 4, 1994.


RESEARCH DATA GROUP                              TOTAL RETURN - DATA SUMMARY

                                     LFA


                                                              CUMULATIVE TOTAL RETURN
                                                --------------------------------------------
                                                12/90   12/91    12/92    12/93   12/94  12/95
LITTLEFIELD ADAMS & CO               LFA          100    2275     3050     5962    1762    450

S & P 500                           1500          100     130      140      155     157    215

S & P TEXTILES                      IXTA          100     160      171      129     126    142


                                    AUDITORS

        The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the year ending December 31, 1995. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire. They will also be available to respond to appropriate questions.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 1997, must be received by the Company at 253 North First Avenue, Sturgeon Bay, Wisconsin 54235 by January 1, 1997 (as determined in accordance with SEC Rules 14a-5 and 14a-8(a)(3)(i)) to be included in the proxy statement and form of proxy relating to that meeting.

                           ANNUAL REPORT ON FORM 10-K

        The Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is available to shareholders on request and may be obtained by writing to: Littlefield, Adams & Company, 253 North First Avenue, Sturgeon Bay, Wisconsin 54235, Attention: Stanley Halbreich.

                                 OTHER BUSINESS

        The Board of Directors does not know of any matter to be brought before the Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy by the Board of Directors will vote all proxies which have been properly executed. If any matters set forth in the Notice of Annual Meeting are properly brought before the Meeting, such persons will vote thereon in accordance with their best judgment.


                                           By Order of the Board of Directors



                                           David M. Simmonds
                                           Chairman

                         LITTLEFIELD, ADAMS & COMPANY
PROXY


                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                            ANNUAL MEETING OF SHAREHOLDERS JUNE 4, 1996



     The undersigned shareholder of LITTLEFIELD, ADAMS & COMPANY, a New Jersey corporation (the "Company"), hereby appoints DAVID M.
     SIMMONDS and STANLEY I. HALBREICH, and each of them voting singly in the absence of the other, with full power of substitution to each, as the proxies and attorneys of the undersigned to vote, as designated on the reverse side, all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Littlefield,
     Adams & Company to be held at Leathem Smith Lodge.  1640 Memorial Drive, Sturgeon Bay, Wisconsin at 10:00 a.m. (local time) on
     June 4, 1996, in accordance with the following instructions:

     TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN WITH RESPECT TO ANY MATTER
     SPECIFIED IN THE NOTICE OF ANNUAL MEETING TO BE ACTED UPON AT THE MEETING, THE PROXY WILL VOTE THE SHARES REPRESENTED HEREBY
     FOR THE NOMINEE FOR DIRECTOR SET FORTH BELOW, AND IN ACCORDANCE WITH HIS BEST JUDGMENT ON ANY OTHER MATTERS WHICH MAY PROPERLY
     COME BEFORE THE MEETING.


                                                                                                               SEE REVERSE
                                                                                                                   SIDE


/X/  PLEASE MARK YOUR VOTES                                                                                        9007
     AS IN THIS EXAMPLE.

                                      -------------------------------------------------------
                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1
                                      -------------------------------------------------------

                        FOR     WITHHELD
1.  Election of                             Nominee: Stanley I. Halbreich           2.  In their discretion, the proxies are
    one Director.       / /        / /                                                  authorized to vote upon such other business
                                                                                        as may properly come before the meeting or
                                                                                        any adjournment thereof.


FOR, except vote WITHHELD from the following nominee(s):


- --------------------------------------------------------


                                                                     Please check box if you plan to attend the meeting / /

                                                                               If acting as executor, administrator, trustee,
                                                                               guardian, etc. you should so indicate when signing.
                                                                               If the signer is a corporation,  please sign the full
                                                                               corporate name, by a duly authorized officer. If
                                                                               shares are held jointly, each stockholder named
                                                                               should sign.


                                                                               -----------------------------------------------

                                                                                                                         1996
                                                                               -----------------------------------------------
                                                                               SIGNATURE(S)                 DATE


          PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING
                            THE ENCLOSED ENVELOPE.